UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 12, 2007

BOIS d'ARC ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-32494	90-0261379
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street
Suite 5200
Houston, Texas 77002
(Address of principal executive offices)

(713) 228-0438
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On February 12, 2007, Bois d'Arc Energy, Inc. ("the Company") announced financial results for the three months and twelve months ended December 31, 2006. A copy of the press release announcing the Company's earnings results for the three months and twelve months ended December 31, 2006 is attached hereto as Exhibit 99.1.

The earnings press release contains financial measures that are not in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Operating cash flow is presented in the earnings release because management believes it to be useful to investors. EBITDAX is presented in the earnings release because management believes that EBITDAX, which represents the Company's results from operations before interest, income taxes, and certain non-cash items, including depreciation, depletion and amortization and exploration expense, is a common alternative measure of operating performance used by certain investors and financial analysts. The non-GAAP financial measures described above should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP that are presented in the earnings release.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	Press Release dated February 12, 2007.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOIS d'ARC ENERGY, INC.

Dated: February 12, 2007	By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President, Chief Financial Officer and Secretary